UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008 (October 27, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 27, 2008, Xfone, Inc. (the “Company”), amended and restated the Indenture dated December 13, 2007 (the “Indenture”) which it had entered into with Ziv Haft Trusts Company Ltd. as trustee (the “Trustee”), in connection with the issue of the Company’s Series A bonds (the “Bonds”) on December 13, 2007 to Israeli institutional investors.

Pursuant to Section 2.4 of the Indenture, the Company, with the Trustee’s consent, modified certain of the provisions of the Indenture and the terms and conditions of the Bonds, as required in accordance with the instructions and directives of the Tel Aviv Stock Exchange Ltd. (“TASE”) and/or the Israel Securities Authority for the purpose of the listing of the Bonds on the TASE and as specified in Section 2.4 of the Indenture.

A summary of the main terms of the Bonds was initially disclosed by the Company in a Current Report on Form 8-K which was filed with the U.S. Securities and Exchange Commission on December 13, 2007.  A copy of the Indenture, as amended and restated on October 27, 2008, translated from Hebrew, is attached as Exhibit 10.127 to this Current Report on Form 8-K.  In addition, a copy of the form of the warrant which was issued on February 26, 2008 to the holders of the Bonds pursuant to the terms of the Bond offering, translated from Hebrew, is attached as Exhibit 10.128 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

Exhibit No.	Description
10.127	Indenture, entered into on December 13, 2007, as amended and restated on October 27, 2008, between Xfone, Inc. and Ziv Haft Trusts Company Ltd. (free translation from Hebrew).
10.128	Form of warrant (free translation from Hebrew).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2008	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.127	Indenture, entered into on December 13, 2007, as amended and restated on October 27, 2008, between Xfone, Inc. and Ziv Haft Trusts Company Ltd. (free translation from Hebrew).
10.128	Form of warrant (free translation from Hebrew).